UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 GOLDRANGE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	20-3219714
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 400-136, 114 West Magnolia Street, Bellingham, WA 98225 Telephone: 360.392.2830
(Address and telephone number of registrant's principal executive offices)

Inc. Plan of Nevada 613 Saddle River Court, Henderson, Nevada 89015 Telephone: 1-800-462-4633

(Name, address and telephone number of agent for service)

Copy of communications to:

Bernard Pinsky, Esq.
Clark Wilson LLP
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604-687-5700

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [	]

D/ljm/762673.1

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Stock to be offered for resale by selling stockholders	2,050,000	$0.15(2)	$307,500.00	$36.19
Common Stock to be offered for resale by selling stockholders upon exercise of warrants	4,100,000	$0.15(2)	$615,000.00	$72.39
Total Registration Fee				$108.58

(1)           An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)           Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

D/ljm/762673.1

PROSPECTUS

Subject to Completion

_____, 2005

GOLDRANGE RESOURCES, INC.

A NEVADA CORPORATION

6,150,000 SHARES OF COMMON STOCK OF GOLDRANGE, INC.

_________________________________

The prospectus relates to the resale by certain selling stockholders of Goldrange, Inc. of up to 6,150,000 shares of our common stock in connection with the resale of:

- up to 2,050,000 shares of our common stock issued in a private placement on March 31, 2005; and

- up to 4,100,000 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with the private placement on March 31, 2005.

The shares were acquired by the selling shareholders directly from us in private offerings that were exempt from registration requirements of the Securities Act of 1933. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders will sell their shares of our common stock at a price of $0.15 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay for expenses of this offering.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 7 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____, 2005.

D/ljm/762673.1

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

PAGE NUMBER
PROSPECTUS SUMMARY	6
RISK FACTORS	7
RISKS RELATED TO OUR BUSINESS	7
We have had no cash flows from operations.	7
We have a history of losses and fluctuating operating results.	8
We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.	8
Because of the early stage of development and the nature of our business, our securities are considered highly speculative.	8
As our properties are in the exploration and development stage there can be no assurance that we will establish commercial discoveries on our Gold Creek property.	8
The potential profitability of mineral ventures depends upon factors beyond the control of our company.	9
Competition in the mining industry is highly competitive and there is no assurance that we will be successful in exploring for minerals.	9
Mining operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company	9
Exploration and development activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.	9
Exploratory drilling involves many risks and we may become liable for pollution or other liabilities, which may have an adverse effect on our financial position.	10
Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.	10
Our By-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.	10
Investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.	10
Our By-laws do not contain anti-takeover provisions, which could result in a change of our management and directors if there is a take-over of our company.	10
As a result of a majority of our directors and officers are residents of other countries other than the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our company or our directors and officers.	11
RISKS ASSOCIATED WITH OUR COMMON STOCK	11
There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.	11
Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering.	11
Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.	11
Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.	12
NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.	12
FORWARD-LOOKING STATEMENTS	12
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE	13

D/ljm/762673.1

THE OFFERING	13
DETERMINATION OF OFFERING PRICE	13
USE OF PROCEEDS	13
DILUTION	13
DIVIDEND POLICY	14
SELLING STOCKHOLDERS	14
PLAN OF DISTRIBUTION	16
PRIVATE PLACEMENTS	18
TRANSFER AGENT AND REGISTRAR	18
LEGAL PROCEEDINGS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
DESCRIPTION OF COMMON STOCK	21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	21
INTEREST OF NAMED EXPERTS AND COUNSEL	21
EXPERTS	22
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	22
DESCRIPTION OF PROPERTY	22
DESCRIPTION OF BUSINESS	22
MANAGEMENT'S DISCUSSION AND ANALYSIS	28
PLAN OF OPERATIONS	28
APPLICATION OF CRITICAL ACCOUNTING POLICIES	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	31
EXECUTIVE COMPENSATION	32
REPORTS TO SECURITY HOLDERS	33
WHERE YOU CAN FIND MORE INFORMATION	34
FINANCIAL STATEMENTS	34

D/ljm/762673.1

As used in this prospectus, the terms “we”, “us”, “our”, and “Goldrange” mean Goldrange Resources, Inc., unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

We were incorporated in the State of Nevada on November 29, 2004. We were extra-provincially registered in the Province of British Columbia, Canada on January 18, 2005. We are engaged in the exploration and development of mineral properties. As of the date of this registration statement we do not have a website.

The address of our resident agent in Nevada is located at 613 Saddle Rider Court, Henderson, Nevada 89015. Our principal executive offices are located at Suite 400-136, 114 West Magnolia Street, Bellingham, WA 98225. Our telephone number is 360.392.2830. We do not have any subsidiaries.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the consolidated financial statements for the period ended June 30, 2005, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,050,000 shares of our common stock and up to 4,100,000 shares of our common stock that may be issued on exercise of 4,100,000 share purchase warrants. The offered shares were acquired by the selling stockholders in private placement transaction, which was exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at $0.15 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Please see the Plan of Distribution section at page 16 of this prospectus for a detailed explanation of how the common shares may be sold.

Number of Shares Outstanding

There were 8,050,000 shares of our common stock issued and outstanding as at June 30, 2005.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited financial statements from November 29, 2004 (date of inception) to June 30, 2005, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management's Discussion and Analysis” beginning on page 28 of this prospectus.

D/ljm/762673.1

From November 29, 2004 (Date of Inception) to June 30, 2005
Revenue	$275
Net Income (Loss) for the Period	($21,767)
Income Per Share - basic and diluted	$0
As at June 30, 2005
Working Capital (Deficiency)	$83,733
Total Assets	$90,427
Total Number of Issued Shares of Common Stock	8,050,000
Weighted Average Shares Outstanding	8,050,000
Retained Earnings	($21,767)
Total Stockholders' Equity	$83,733

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS

We have had no cash flows from operations.

To date we have no cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements and have incurred losses totalling approximately $21,767 for the period from November 29, 2004 (date of inception) to June 30, 2005. As of June 30, 2005 we had working capital of $83,733 as a result of recent financing activities that have occurred since inception. We do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital will be required in the event that:

- drilling and completion costs for exploration work on our Gold Creek property increase beyond our expectations; or

- we encounter greater costs associated with general and administrative expenses or offering costs.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans.

We will depend almost exclusively on outside capital to pay for the continued exploration and development of our Gold Creek property. Such outside capital may include the sale of additional stock and/or commercial borrowing. Capital may not continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us

D/ljm/762673.1

would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment.

We have a history of losses and fluctuating operating results.

From November 29, 2004 (date of inception) through to June 30, 2005, we have incurred aggregate losses of approximately $21,767. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will purchase our services, the size of customers’ purchases, the demand for our services, and the level of competition and general economic conditions. If we cannot generate positive cash flows in the future, or raise sufficient financing to continue our normal operations, then we may be forced to scale down or even close our operations. Until such time as we generate revenues, we expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our Gold Creek property enters commercial production.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have no history of material revenues from operations and have no significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and must be considered in the development stage. The success of our company is significantly dependent on a successful acquisition, drilling, completion and production program. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We are engaged in the business of exploring and developing mineral reserves on our Gold Creek property. Our property is in the exploration stage only and is without known reserves of oil and gas. Accordingly, we have not generated material revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing mineral reserves, which itself is subject to numerous risk factors as set forth herein. Since we have not generated material revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

As our properties are in the exploration and development stage there can be no assurance that we will establish commercial discoveries on our Gold Creek property.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves of gold is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Gold Creek property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, there is no assurance that we will establish commercial discoveries on our Gold Creek property.

D/ljm/762673.1

The potential profitability of mineral ventures depends upon factors beyond the control of our company.

The potential profitability of mineral properties is dependent upon many factors beyond our control. For instance, world prices and markets for minerals are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. The marketability of minerals which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

Competition in the mining industry is highly competitive and there is no assurance that we will be successful in exploring for minerals.

The mining industry is intensely competitive. We compete with numerous individuals and companies, including many major mining companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed. There are other competitors that have operations in the Kamloops area and the presence of these competitors could adversely affect our ability to explore for minerals.

Mining operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Mining operations are subject to federal, provincial, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Mining operations are also subject to federal, provincial, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration and development activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and development activities are subject to certain federal, provincial and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

D/ljm/762673.1

We believe that our operations comply, in all material respects, with all applicable environmental regulations.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities, which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the Province of British Columbia or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Our By-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our By-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

Investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.

Our constating documents authorize the issuance of 50,000,000 shares of common stock with a par value of $0.001. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Our By-laws do not contain anti-takeover provisions, which could result in a change of our management and directors if there is a take-over of our company.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our By-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors.

As a result of a majority of our directors and officers are residents of other countries other than the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our company or our directors and officers.

A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it

D/ljm/762673.1

may be difficult for investors to enforce within the United States any judgments obtained against our company or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

RISKS ASSOCIATED WITH OUR COMMON STOCK

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have minimal revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 25.47% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in the price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

D/ljm/762673.1

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission (see above and the “Market for Common Equity and Related Stockholder Matters” section at page 31 for discussions of penny stock rules), the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on pages 7 to 12, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance

D/ljm/762673.1

suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

The prospectus relates to the resale by certain selling stockholders of Goldrange Resources, Inc. of up to 6,150,000 shares of our common stock in connection with the resale of:

- up to 2,050,000 shares of our common stock issued in a private placement on March 31, 2005; and

- up to 4,100,000 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with the private placement on March 31, 2005.

The selling stockholders will sell their shares of our common stock at $0.15 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The selling stockholders will sell their shares of our common stock at a price of $0.15 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.15 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

DILUTION

The common stock to be sold by the selling stockholders is part of the 8,050,000 shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

D/ljm/762673.1

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 4,100,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of July 31, 2005 and the number of shares of common stock covered by this prospectus.

Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

Name of Selling Stockholder and Position, Office or Material Relationship with Goldrange Resources, Inc.	Common Shares owned by the Selling Stockholder (2)	Number of Shares Issuable Upon Exercise of all Share Purchase Warrants	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
				# of Shares	% of Class
Axxia Management & Consulting Ltd.(3)	40,000	80,000	120,000	Nil	0%
538796 BC Ltd.(4)	160,000	320,000	480,000	Nil	0%
Violette Baillargeon	14,000	28,000	42,000	Nil	0%
Ante Bajic, Jr.(5)	100,000	200,000	300,000	Nil	0%
Ante Bajic, Sr.(6)	50,000	100,000	150,000	Nil	0%
Jennifer Bajic(7	100,000	200,000	300,000	Nil	0%
Kata Bajic(8)	50,000	100,000	150,000	Nil	0%
Marija Bajic(9)	10,000	20,000	30,000	Nil	0%
Marko Bajic(10)	100,000	200,000	300,000	Nil	0%
Martin Bajic(11)	160,000	320,000	480,000	Nil	0%
Mira Bajic(12)	10,000	20,000	30,000	Nil	0%
Mirko Bajic(13)	150,000	300,000	450,000	Nil	0%
Tom Bajic(14)	80,000	160,000	240,000	Nil	0%

D/ljm/762673.1

Arthur Baran	10,000	20,000	30,000	Nil	0%
Bruno Barde	10,000	20,000	30,000	Nil	0%
Johnny Bevacqua	10,000	20,000	30,000	Nil	0%
Marija Buljan	40,000	80,000	120,000	Nil	0%
Mark Burchak	10,000	20,000	30,000	Nil	0%
Tigera Caignon	156,000	312,000	468,000	Nil	0%
Alan Charlton	20,000	40,000	60,000	Nil	0%
Rick Chehil	100,000	200,000	300,000	Nil	0%
Carla Dahlen	10,000	20,000	30,000	Nil	0%
Michelle DeLeon	10,000	20,000	30,000	Nil	0%
Tim Fernback	20,000	40,000	60,000	Nil	0%
Chris Gervais	10,000	20,000	30,000	Nil	0%
James T. Gillis	10,000	20,000	30,000	Nil	0%
Marni Gillis	10,000	20,000	30,000	Nil	0%
Bill Hubbard	10,000	20,000	30,000	Nil	0%
Jaishrey Kartha	10,000	20,000	30,000	Nil	0%
Daniel Matwick	40,000	80,000	120,000	Nil	0%
Dan McFarland(15)	10,000	20,000	30,000	Nil	0%
Rozana McFarland(16)	20,000	40,000	60,000	Nil	0%
Paul Proznick	50,000	100,000	150,000	Nil	0%
Laura Robinson	10,000	20,000	30,000	Nil	0%
Denny Roman	60,000	120,000	180,000	Nil	0%
Mark Suyama	20,000	40,000	60,000	Nil	0%
Elizabeth Torry	10,000	20,000	30,000	Nil	0%
Brigita Traversa	170,000	340,000	510,000	Nil	0%
Joe Traversa	180,000	360,000	540,000	Nil	0%
Laurence Waidmann	10,000	20,000	30,000	Nil	0%
Total:	2,050,000	4,100,000	6,150,000

(1)   Assumes all of the shares of common stock offered are sold. Based on 8,050,000 common shares issued and outstanding on July 31, 2005.

(2)   Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

D/ljm/762673.1

(3)   Piero Ferronato, a director of Axxia Management & Consulting Ltd., exercises dispositive and voting power with respect to the shares of common stock that Axxia Management & Consulting Ltd. owns, or that it may acquire on exercise of the share purchase warrants.

(4)   Gino Ferronato, a director of 538796 BC Ltd., exercises dispositive and voting power with respect to the shares of common stock that 538796 BC Ltd. owns, or that it may acquire on exercise of the share purchase warrants.

(5)	Ante Bajic, Jr. is a cousin of Steve Bajic.

(6)	Ante Bajic, Sr. is an uncle of Steve Bajic.

(7)	Jennifer Bajic is the wife of Ante Bajic, Jr., a cousin of Steve Bajic.

(8)	Kata Bajic is an aunt of Steve Bajic. (8)

(9)	Marija Bajic is the mother of Steve Bajic.

(10)	Marko Bajic is a cousin of Steve Bajic.

(11)	Martin Bajic is a cousin of Steve Bajic.

(12)	Mira Bajic is the sister of Steve Bajic.

(13)	Mirko Bajic is the father of Steve Bajic.

(14)	Tom Bajic is a cousin of Steve Bajic.

(15)	Dan McFarland is the brother-in-law of Steve Bajic.

(16)	Rozana McFarland is the sister of Steve Bajic.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

We sold 5,000,000 shares to Steve Bajic, our president, secretary, treasurer and a director of our company, at $0.001 per share on November 29, 2004. We also sold 1,000,000 shares to John Hiner, a director of our company, at $0.001 per share on November 29, 2004. These shares are not being registered under this prospectus.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.15 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation on the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a)      block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

D/ljm/762673.1

(b)     purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of the exchange or quotation system;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions; and
(f)	a combination of any aforementioned methods of sale.
The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this registration statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

D/ljm/762673.1

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this plan of distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

PRIVATE PLACEMENTS

Private Placement

Effective March 31, 2005 we entered into subscription agreements with 40 investors (the Selling Stockholders herein), whereby we issued a total of 2,050,000 units at a purchase price of $0.05 per unit for total aggregate proceeds of $102,500. Each unit consists of one common share in our common stock, one warrant to purchase one additional share of our common stock at a price of $0.10 if exercised on or before March 31, 2006, and one warrant to purchase one additional share of our common stock at a price of $0.20 if exercised on or before March 31, 2007.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is The Nevada Agency and Trust Company, of 50 West Liberty Street, Suite 880, Reno, NV 85901, telephone: 775.322.0626.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

D/ljm/762673.1

Name	Position Held with the Company	Age	Date First Elected or Appointed
Steve Bajic	President, Secretary, Treasurer and Director	35	President, Secretary, Treasurer and Director since November 29, 2004
John Hiner	Director	57	Director since November 29, 2004

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Steve Bajic, President, Secretary, Treasurer and Director

On November 29, 2004, Mr. Bajic was appointed as our president, secretary, treasurer and a director of our company.

Since 1996, Mr. Bajic has been president of LF Ventures Inc., a private company which offers financial and business services to public and private companies.

Mr. Bajic obtained a financial management diploma majoring in finance and securities from the British Columbia Institute of Technology. After spending a year as an investment broker with Georgia Pacific Securities Corp., he took a position as vice-president of Corporation X Inc., a marketing and investor relations firm where he worked with numerous public and private companies in the areas of corporate finance, strategic planning and investor relations. From 1996 to 1998, he was vice-president of corporate communications of Getchell Resources Inc., a resource exploration company based in Kamloops, British Columbia. Since October 1999, Mr. Bajic has been vice-president of investor relations of Cassidy Gold Corp., a TSX Venture-listed resource exploration company. Additionally since 1999, Mr. Bajic was president, chief executive officer and director of four venture capital pool companies that completed qualifying transactions: 1) Duke Capital Corp., which acquired CCC Internet Solutions Inc., now called Armada Data Corp.; 2) New Xavier Capital Corp. which acquired RET Internet Services Inc.; 3) Marquette Capital Corp. which acquired On-Track Learning Systems Ltd., now called Quizzam Media Corp.; and 4) Tulane Capital Corp. which acquired Fibre-Crown Manufacturing Inc. He currently serves as a director of Fibre-Crown. Since May 2004, Mr. Bajic has been a director and secretary of Integrated Brand Solutions Inc., a marketing and branding company, and was appointed President and Treasurer in May 2005.

Mr. Bajic currently spends approximately 20 hours per week providing services to our company, which represents one-third of his working hours. He spends the remainder of his working hours working as a director and officer of three other public companies.

John Hiner, Director

On November 29, 2004, Mr. Hiner was appointed a director of our company. Mr. Hiner has been involved in the mining industry for over thirty years. From 2000 to 2003 Mr. Hiner operated JEHCORP Inc., a consulting firm to the mining industry. Prior to this, Mr. Hiner was the Vice President of Champion Resources.

Mr. Hiner holds a B.Sc. in geology from San Diego State University, and a M.S. in geology from the Mackay School of Mines, University of Nevada-Reno.

D/ljm/762673.1

Mr. Hiner currently spends approximately 5 hours per week providing services to our company, which represents one-tenth of his working hours. He spends the remainder of his working hours working as the president of Geocom Resources Inc.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.       any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.       any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.       being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.       being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2005, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Steve Bajic 806 – 699 Cardero Street Vancouver, British Columbia V6G 3H7	5,000,000	62.1%
John Hiner 9443 Axlund Road Lynden, WA 98264	1,000,000	12.4%
Directors and Officers (as a group)	6,000,000	74.5%

D/ljm/762673.1

(1)	Based on 8,050,000 shares outstanding as of July 31, 2005.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 50,000,000 shares of common stock with a par value of $0.001. As at July 31, 2005 we had 8,050,000 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Cinnamon Jang Willoughby & Co., Chartered Accountants, to audit our financial statements for the period ended June 30, 2005. There has been no change in the accountants and no disagreements with Cinnamon Jang Willoughby & Co., Chartered Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The consolidated financial statements of Goldrange Resources, Inc. included in this registration statement have been audited by Cinnamon Jang Willoughby & Co., Chartered Accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

D/ljm/762673.1

DISCLOSURE OF SEC POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation provide that no director or officer shall be personally liable to our company or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director's duty of loyalty to our company and our stockholders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

Our bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

Our executive and head office is located at #400-136, 114 West Magnolia Street, Bellingham, WA 98225. The office is provided to us at $120 per month paid to Crown Plaza Executive Suites pursuant to a written agreement dated March 31, 2005. We have use of one office in packaged space. This operating facility functions as our main operating facility. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on November 29, 2004. We are an exploration stage company engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We have the right to acquire, subject to royalty and earn-back rights, a 100% interest in and to the Gold Creek property located in Kamloops, British Columbia, Canada. There is no assurance that a commercially viable mineral deposit exists on the Gold Creek property.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have only recently commenced the initial phase of exploration on the Gold Creek property. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make these decisions based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Gold Creek property in order to ascertain whether it possesses economic quantities of gold. There can be no assurance that an economic mineral deposit exists on the Gold Creek property until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Gold Creek property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Our Current Business

D/ljm/762673.1

Gold Creek Property

On February 15, 2005, we entered into a letter agreement with Navasota Resources Ltd., whereby we acquired the option, subject to 2% net smelter return royalty and earn-back rights, to purchase a 100% interest in seven mining claims located in the Kamloops Mining Division of British Columbia, Canada. We acquired this right by paying a cash payment to Navasota Resources of $5,000 upon completion of due diligence and by making a cash payment of $10,000 on or before February 15, 2006 and a cash payment of $15,000 on or before February 15, 2007.

If we exercise our option, Navasota has the right to earn-back a 40% interest in the Gold Creek property by making a cash payment to us in an amount equal to 200% of 40% of the expenditures made on the Gold Creek property during the period of the letter agreement.

Assessment Report

Navasota Resources Ltd. retained Lorne M. Warner, P.Geo and Brian G. Kay, B.Sc. to complete an assessment report on the Gold Creek property. Lorne M. Warner and Brian G. Kay completed their report dated February 24, 2003. The following is taken directly from the assessment report.

Description, Location and Access

The Gold Creek property consists of three contiguous claim blocks comprising 62 units on Crown land. The claims have not been legally surveyed and all are within the Kamloops Mining Division, Province of British Columbia, Canada.

Table 1: Gold Creek Claims

Claim Name	Record #	# of Units	Expiry Date

Gold Creek	394105	20	Jun. 16, 2006
Gold Creek 2	395895	18	Aug. 15, 2006
Gold Creek 3	395896	20	Aug. 16, 2006
GC 1	395854	1	Aug. 16, 2006
GC 2	395855	1	Aug. 16, 2006
GC 3	395856	1	Aug. 16, 2006
GC 4	395857	1	Aug. 16, 2006

Total: 62 units Note: GC #1-4 are completely overlain by Gold Creek #2. A Notice of Inclusion has been filed.

                The Gold Creek #1, 2, and 3 are located 7km west of North Barriere Lake in the Adams Plateau area of South Central British Columbia, 70km north of Kamloops, British Columbia. The claims extend south 5km from Birk Creek, cover the Enargite showing and the headwaters of Slate Creek.

Much of the area around the claim group has been logged in the last 30 years, with many passable roads and trails across the property. The main North Barriere Lake Road to within 10km of the property is winter maintained. The Birk Creek forestry road is in good, two wheel drive condition in summer months and crosses the claim group. Winter maintenance is only performed when active logging is taking place. Logging spur roads and skid trails cover much of the property and are passable by four wheel drive.

Physiography

The Gold Creek property ranges in elevation from 1400 to 1700m resulting in sub-alpine forests. The west edge is on a high plateau and the remainder on north and east facing slopes. The plateau area is gently rolling with 20% marsh area and rounded rock hills.

D/ljm/762673.1

Strong glacial patterns are evident, with most recent ice flow in the southeasterly direction. Predominantly erosive features are visible on the upper plateau, with scour (including nail-head scratches) orientations in the 118o to 140o range. Topography of the east facing slope reflects geologic structural control more than glacial morphology.

Exploration History

The Enargite showing, in the north part of Gold Creek #2, saw hand mining in a short adit 1936 – 1954 (36t yielding 3732g Ag, 1581kg Cu, 1341kg Pb and 651kg Zn) with little other work recorded until 1979. Limited trenching on deformed quartz veins found spotty high grade lead zinc silver mineralization.

The Northstar area, on Gold Creek #3 1.5km southeast of Enargite, was covered by horizontal loop EM which outlined several linear anomalies. Five diamond drill holes were completed in 1984 with mixed results. Hole 84-1 intersected 7.65g/t Au, 14.06 g/t Ag over 0.94m at72m depth in pyritic and quartz veined siltstone. Hole 84-3 intersected graphitic argillities with one pyritic section returning 1.99g/t Au over 0.9m.

The Joe claims were located in the area of Gold Creek #1 in 1986. Recorded are galena masses in a quartz vein near the thrust contact which returned 2 g/t Au.

An airborne EM/Mag survey conducted by Noranda Exploration in 1985 centered north of the Gold Creek property. Two NW trending conductors and a similar Mag anomaly were defined in EBA rocks, while a very strong north trending conductor roughly coincides with the EBA/Fennell contact thrust.

Regional Geology

The area is underlain mainly by Paleozoic rocks of the Eagle Bay Assemblage (EBA) and Fennell Formation. The EBA (Kootenay Terrane) comprises Early Cambrian to Mississippian metasedimentary and metavolcanic rocks that are locally intruded by Devonian orthogneiss. The Fennell Formation (Slide Mountain Terrane) comprises Devonian to Permian oceanic rocks which were tectonically emplaced (thrust) over Mississippian rocks of the EBA. The Fennell and Eagle Bay rocks were deformed and metamorphosed together; the metamorphic grade is lower greenschist through most of the area, but increases sharply to amphibolite facies in places. The Fennell and Eagle Bay successions are cut by mid-Cretaceous granitic rocks of the Raft and Baldy batholiths, and by Early Tertiary quartz feldspar porphyry, basalt and lamprophyre dikes. They are locally overlain by Eocene sedimentary and volcanic rocks of the Kamloops Group and by Miocene plateau lavas.

A regional geochemical survey conducted by the British Columbia Geological Survey highlighted several gold anomalous creeks in the area, but mainly underscored a very high background level for most of the Plateau. Slate Creek rated among the highest in the immediate vicinity.

Property Geology

The nature of the contact between Fennell and EBA is highly variable on a north – south strike, with dips ranging from steep east, through vertical to steep west. Surface expression in the form of topographic inflection indicates a moderate – steep westerly dip in the area of the south grid.

Outcrop area consists of less than 2%, but lithology of clasts in soil sample pits finds Eagle Bay Assemblage slate and minor phyllite. The Fennel formation is represented by pale buff siltstone, chert and minor intermediate tuff and gabbro.

Air photo analysis has interpreted a previously unmapped, regional scale, linear structure with northwest trend crossing the thrust in the vicinity of the south grid.

Mineral Occurrences

The British Columbia mineral inventory database lists several advanced prospects in the immediate vicinity of the Gold Creek property.

D/ljm/762673.1

The past-producing Samatosum mine 25km southeast of Gold Creek, produced X. The ore body lies near the interface of altered EBA mixed sediments and predominantly altered argillites/wackes. The Samatosum deposit is an early, highly deformed quartz vein system containing massive to disseminated components of tetrahedrite, sphalerite, galena and chalcopyrite hosted in structurally complex wallrocks. The upper portion of the ore body is tabular, averages about 5 meters in thickness, has a northwesterly strike length of about 500m and dips at an average of 30o northeasterly for 100-150m. In the northern half of the deposit the tabular nature of the ore body gives way down dip to an apparent synformal structure, which is currently interpreted to be caused by slicing and imbrication by local overturning and thrust faulting. The northern half of the ore body has a northwesterly plunge of about 20o, whereas the southern half displays a very slight plunge to the southeast. Tetrahedrite is the most valuable mineral in the ore zone, followed by sphalerite, chalcopyrite and galena. The tetrahedrite contains 36% Cu, 25% S, 23% Sb, 5% Zn, 4% Ag, 3% As and 2% Fe. Tetrahedrite appears to be the most uniformly distributed, while the sphalerite, galena and chalcopyrite often appear more erratically distributed in the northern end of the ore body as semimassive to massive lenses within the quartz vein host; perhaps indicating more than one mineralizing episode. It is important to note that whereas chalcopyrite, sphalerite and galena can be present in minor amounts in virtually any quartz vein occurrence throughout the property, tetrahedrite has so far been rarely found outside the immediate ore zone.

The Chu Chua massive cupriferous pyrite deposit occurs within upper Fennell Formation basalts a short distance east of Chu Chua Mountain, 5km northwest of Gold Creek. The deposit consists of two major and several minor stratiform massive sulphide lenses associated with pyritic cherty rock and lenses of magnetite and magnetite-talc. The two large massive sulphide pods are termed the North and Main lenses, and a smaller pod known as the South lens. The Main and North lenses are within 100m of surface. Locally, a lens of massive fine-grained talc underlies one of the main sulphide lenses. The mineralized zone strikes north, dips vertically to steeply west, and is enclosed within pillowed and massive basalts. In general, the deposits plunge steeply to the south and are thickest at surface (up to 50m in the Main lens) narrowing with depth. The massive sulphide lenses consist predominantly of pyrite with several percent chalcopyrite and minor amounts of sphalerite. Cubanite, stannite, quartz and calcite are also evident in minor amounts. Chalcopyrite and sphalerite occur within and interstitial to pyrite grains in the massive sulphide sections. The associated magnetite lenses typically contain discrete bodies of pyrite-chalcopyrite but, except near the contacts with massive sulphide bodies, copper grades are usually low. Drilling in 1978 and 1979 outlined indicated reserves of 2Mt grading 2% Cu, 0.4% Zn, 0.1% Co, 8 g/t Ag and 0.4 g/t Au. In the past, Craigmont Mines calculated potential, near-surface indicated reserves of 186,000t of talc and 476,000t of magnetite.

The Windpass mine is located between Dunn Lake and Baldy Mountain, about eight kilometers east of Little Fort, 15km north – northwest of Gold Creek. Mineralization is in gold-bearing quartz veins which cut the Devonian to Permian Fennell Formation of the Slide Mountain Group. Both the Windpass and Sweethome veins dip at variable angles (35o) to the north and cut the western margin of a steeply west-dipping diorite sill and an adjacent bedded chert horizon within the lower Fennell Formation, directly east of the upper Fennell contact. Uglow (Geological Survey of Canada Summary Report 1921) reported that the Windpass vein ranges from several centimetres to almost 1 meter in width and averages 38 to 46 centimetres. The vein contains variable amounts of pyrite, chalcopyrite, bismuth sulphide, free gold, magnetite and gold tellurides. Most of the ore was produced between 1934 and 1939, and overall totaled 93,435t, yielding 1,071,684 g Au, 53,469 g Ag and 78,906 kg Cu.

On the Gold Creek property itself is the Enargite showing, underlain by Fennell Formation rocks consisting of cherts and phyllites in the west and Mississippian age Eagle Bay Formation rocks consisting of phyllites, siltstones and sandstones in the east. The environment is analogous to the Gold Creek south grid, where mineralization appears to be within, or partially controlled by the thrust contact. At Enargite, mineralization cross-cuts the thrust and appears in both rock packages. Mineralization consisting of galena, pyrite and lesser sphalerite and chalcopyrite, is hosted by quartz veins within a northerly trending zone measuring about 200 by 120m. Individual veins and lenses vary from a few cm to several meters wide and vary in orientation, although northerly strikes and moderate (40o to 50o) easterly dips predominate.

Physical Work 2002

Grid Placement

Beginning in June of 2002 a grid centered on Slate Creek was established by compass and chain. An east-west baseline was laid down the bottom of the creek canyon with 100m spaced wing lines extending 300m north and

D/ljm/762673.1

south. 25m grid stations are marked by wooden stakes and flagging in nearby trees. Later work in fall added a 10600E line, extended line 10000E to 10600N and line 10100E to 10500N.

Grid points as well as claim posts and geographical markers were compiled by Trimble differential GPS for plotting purposes. The additional lines added in October were not GPS located.

Soil Sampling

Soil samples were taken at 25m stations on gridlines and fire assayed for gold and inductively coupled plasma spectrometry analysed for 20 other elements. Samples were taken from the base of pits dug into B horizon strata typically 30-50cm deep.

The resulting contoured gold in soil map shows a topography - dependent north-south anomaly with a locally high Au core. West of this interpreted west-dipping structure is predominantly barren. On the east side several linear zones of >100ppb Au in soil trend east – southeast away from the main structure.

Two deeper (~1m) test pits were dug at the upslope end of the highest (up to 430 ppb Au) soil anomaly and sampled down profile. These pits show Au increasing with depth.

It was anticipated that deposition of glacially transported materials has occurred on the lee side of the plateau scarp. Some soil pits dug in this slope show a colluvial veneer consisting of cobble – pebble size local rock types and abundant fine material. This texture is indicative of reworked till, and has been sampled with according caveats. Provenance established on the basis of rock type has determined, in most pits, that material is not far transported.

Magnetometer Survey

On Oct. 29, 2002 a ground magnetometer survey was conducted over the area highlighted by soil geochemistry. The goals of the project were to obtain evidence of a directly underlying structural source for the gold found in soils, and refute the hypothesis that gold was glacially or colluvially transported.

A Scintrex MP-2 harness-mounted magnetometer was used to take total field intensity readings of the Earth’s magnetic field at 12.5m stations along 100m spaced lines across the grid. Duplicate readings of control points along the baseline were compared and used to correct for diurnal variation.

Two time – at – station tests were carried out the morning of the survey. These showed variances up to 35 nanoTesla (nT) within the 5 minute duration of the test. Therefore, any magnetic anomalies less than +/- 35 nT from background must be discounted. Under this proviso, confidence in the results of the magnetic survey must be rated as moderate – low.

The resulting plots of intensity were plotted along gridlines to give a profile. A pattern of weak magnetic lows emerges when linked between adjacent profiles. These lows are linear and approximate both the trend of the high gold soil anomalies and the interpreted regional crossing structure identified on air photo. The character of magnetic response surveyed correlates well with the expected style of mineralization: discrete quartz veins and stockworks with low sulphide content cutting Eagle Bay Assemblage slates and phyllites. This style of mineralization has been encountered both in float and outcrop across the property, and has assayed up to 0.54 g/t Au.

The survey was hampered by heavy early season snow, and limited the ground covered. A wider profile either side of the grid area would increase confidence in the weakly anomalous readings obtained.

Results

Soil work showed good values in the Eagle Bay rocks to the east of the contact, trending southeast off the end of the grid. Test pits in the high-grade area also bore out a geological association between EBA rocks and gold

D/ljm/762673.1

assays. The magnetometer anomalies are weak in terms of signal/background amplitude difference but suggest the same east-southeast trend.

Conclusions and Recommendations

Grassroots work to date on the Gold Creek property has highlighted a prospective environment for gold enriched quartz veins and stockworks. Geological interpretation suggests an interplay between the Fennel/EBA contact thrust and a regional SE – NW cross structure. The emplacement of the Baldy batholith to the north may have generated heat and/or fluids which mineralized the structural conduit created by fault intersection.

While high Au in soil anomalies trend parallel to glacial striae, and some contamination is expected, the commencement of high gold values on the EBA side of the contact is positive. If the soil anomalies are hypothesized to be completely till derived then mineralization must be contained within the thrust, then entrained and deposited by southeast flowing ice. However work done to this point suggests that there is a direct, underlying structural feature with the potential to produce gold mineralization.

Based on these results, the authors of the assessment report recommend the following:

Budget

Trenching of the high soil anomaly near the test pits by excavator. This area is trail accessible from the spur road 100m away. Trench should begin at 10225N on 10200E and extend on a bearing of 040[o] for 60m. Trenching of the thin limb of high soils and flanking magnetic low on line 10300E from 10325N to 10375N. This area is accessible from the road through logging cutblocks

$20,000 + Assays
Extending the soil grid to the east by adding 10700E and 10800E lines and to the north by extending lines 10200E through 10600E to 10500N. Completing a larger, multi – unit magnetometer survey over the expanded grid	$3,000
Diamond drilling of any positive trench results	$20,000 – $100,000
Flying of airborne EM/magnetic survey over entire property to explore for parallel structures. The survey should be flown on azimuth 040[o], at low altitude and 100m spaced lines	$50,000 + Mob/demob
Estimated Project Total:	$85,000 – $170,000

Competitors

The mining industry is intensely competitive. We compete with numerous individuals and companies, including many major mining companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable mining properties, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. There are other competitors that have operations in the Kamloops area and the presence of these competitors could adversely affect our ability to compete for financing, to obtain service providers, staff or equipment necessary for the exploration and development of our properties.

Compliance with Government Regulation

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered

D/ljm/762673.1

species will be disturbed. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

Research and Development

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our Gold Creek property located in Kamloops, British Columbia, Canada. To date, we have not incurred any research or development expenditures on our Gold Creek property.

Employees

Currently our only employees are our directors and officers. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled “Risk Factors” beginning on page 7 of this registration statement.

Our audited consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

We are a Nevada corporation incorporated on November 29, 2004. We are an exploration stage mining company engaged in the exploration for gold in the Province of British Columbia.

PLAN OF OPERATIONS

Cash Requirements

For the next 12 months we plan to continue to explore our Gold Creek property, including trenching, completing a larger, multi-unit magnetometer survey, diamond drilling and an airborne EM/magnetic survey.

Under the terms of the letter agreement with Navasota Resources Ltd., we are obligated to pay to Navasota Resources $10,000 by February 15, 2006 and $15,000 by February 15, 2007.

We have budgeted $20,000 for the completion of trenching in the high soil anomaly area. Dependent on results, an additional $65,000-150,000 will be spent completing a larger, multi-unit magnetometer survey, diamond drilling and an airborne EM/magnetic survey on our Gold Creek property, which we expect to complete within the next 12 months.

We will require additional funds to implement our growth strategy in our mineral exploration operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable.

D/ljm/762673.1

Our net cash provided by financing activities during the year ended June 30, 2005 was $108,500.

In order to proceed with our plans we raised funds by way of a private placement of equity securities in our company. The offering consisted of 2,050,000 units at a purchase price of $0.05 per unit for total aggregate proceeds of $102,500. Each unit consists of one common share in our common stock, one warrant to purchase one additional share of our common stock at a price of $0.10 if exercised on or before March 31, 2006, and one warrant to purchase one additional share of our common stock at a price of $0.20 if exercised on or before March 31, 2007. We closed the private placement on March 31, 2005. The net proceeds received will be used as working capital to allow us to finance our commitments under the letter agreement.

Over the next twelve months we intend to use most available funds to expand on the exploration and development of our Gold Creek property and for working capital, as follows:

Estimated Funding Required During the Next Twelve Months

General and Administrative	$30,000
Work Program	$20,000
Working Capital and property payments	$35,000
Total	$85,000

                As at June 30, 2005, we had $6,694 in current liabilities. Our financial statements report a net loss of $21,767 for the period from November 29, 2004 (date of inception) to June 30, 2005. Our net loss is primarily due to accounting and legal fees of $3,000 with respect to the start up of our company and management fees of $9,000.

On November 29,2004 we issued 6,000,000 shares of common stock for gross proceeds of $6,000. On March 31, 2005, we issued an additional 2,050,000 units at a purchase price of $0.05 per unit for total aggregate proceeds of $102,500. Each unit consists of one common share in our common stock, one warrant to purchase one additional share of our common stock at a price of $0.10 if exercised on or before March 31, 2006, and one warrant to purchase one additional share of our common stock at a price of $0.20 if exercised on or before March 31, 2007.

From November 29, 2004 (date of inception) to June 30, 2005 we spent $5,000 on acquisition of our Gold Creek property.

We have suffered recurring losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital. In this regard we have raised additional capital through the equity offerings noted above.

The continuation of our business is dependent upon obtaining further financing, a successful program of acquisition and exploration, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. As noted herein, we are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

D/ljm/762673.1

Product Research and Development

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our Gold Creek property located in Kamloops, British Columbia, Canada. To date, we have not incurred any research or development expenditures on our Gold Creek property.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the twelve months ending March 31, 2006.

Employees

Currently our only employees are our directors and officers. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Going Concern

The audited financial statements included with this prospectus have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the financial statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

On November 29, 2004, we issued 5,000,000 shares of our common stock at $0.001 per share to Steve Bajic, our president, secretary, treasurer and a director of our company, as founder’s shares.

On November 29, 2004, we issued 1,000,000 shares of our common stock at $0.001 per share to John Hiner, a director of our company, as founder’s shares.

Given that we are a start-up, development stage company, we believe that the terms of the foregoing transactions, and the funds provided thereby, were the only manner by which we could generate the funds required to implement the initial stages of our business plan.

D/ljm/762673.1

The promoters of our company are our president, secretary, treasurer and director, Steve Bajic, and our director, John Hiner.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options and there are 4,100,000 warrants outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company's common stock for at least one year to sell within any three month period a number of shares that does not exceed the greater of:

(1)     1% of the number of shares of the subject company's common stock then outstanding which, in our case, will equal approximately 80,500 shares as of the date of this prospectus; or

(2)     the average weekly trading volume of the subject company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

Under Rule 144(k), a person who is not one of the subject company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 6,000,000 shares that may be sold pursuant to Rule 144 after November 29, 2005. Accordingly, Rule 144 applies to the 6,000,000 shares except for subparagraph (k) of Rule 144 which does not apply to affiliate shares as described in the preceding paragraph. All shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company. Three months after such persons cease to be affiliates of our company, sales may be made after the two year period from the issue date without 144 limitations under Rule 144(k).

We are registering 2,050,000 shares of our common stock and 4,100,000 warrants under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. The affiliates of our company, Steve Bajic, our president, secretary, treasurer and a director of our company, owns 5,000,000 shares and John Hiner, a director of our company, owns 1,000,000 shares. There are currently 42 holders of record of our common stock.

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our articles of incorporation and bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the

D/ljm/762673.1

transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

EXECUTIVE COMPENSATION

No executive officer of our company received an annual salary and bonus that exceeded $100,000 during the period from November 29, 2004 (date of inception) to June 30, 2005. The following table shows the compensation received by our president for the period from November 29, 2004 (date of inception) to June 30, 2005.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation(1)
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation (1)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compen- sation
Steve Bajic President, Secretary, Treasurer and Director(2)	November 29, 2004 (date of inception) to June 30, 2005	$Nil	Nil	$11,000	Nil	Nil	Nil	Nil

(1)   The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2)   Steve Bajic became our president, secretary, treasurer and a director of our company, on November 29, 2004.

Stock Options and Stock Appreciation Rights

From November 29, 2004 (date of inception) to June 30, 2005 we did not grant any stock options or stock appreciation rights to any of our directors or officers.

Compensation Of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director for the period from November 29, 2004 (date of inception) to June 30, 2005, except that commencing March 1, 2005, we pay Steve Bajic $3,000 per month pursuant to a verbal agreement for him to manage our company. As of June 30, 2005 we have paid $11,000 to Steve Bajic.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by

D/ljm/762673.1

our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Other than as set out below, we have not entered into any employment agreement or consulting agreement with our directors and executive officers.

Our president, Steve Bajic, provides management services to our company. Pursuant to a verbal management agreement dated and commencing March 1, 2005, with LF Ventures Inc., a company wholly owned by Steve Bajic, we have agreed to pay our president $3,000 per month for management services provided by Steve Bajic. As of June 30, 2005 we have paid $11,000 to Steve Bajic.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the site is http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the internet at the SEC's website at http://www.sec.gov.

D/ljm/762673.1

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Goldrange, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FINANCIAL STATEMENTS

Our consolidated financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following consolidated financial statements pertaining to Goldrange Resources, Inc. are filed as part of this registration statement:

Report of Independent Chartered Accountants dated June 16, 2005

Balance Sheet as at June 30, 2005

Statement of Operations for the period November 29, 2004 (Date of Incorporation) to June 30, 2005

Statement of Cash Flows for the period November 29, 2004 (Date of Incorporation) to June 30, 2005

Statement of Stockholders’ Equity for the period November 29, 2004 (Date of Incorporation) to June 30, 2005

Notes to Financial Statements

D/ljm/762673.1

GOLDRANGE RESOURCES INC.

(A Pre-exploration Stage Company)

(In U.S. Dollars)

Vancouver, BC

FINANCIAL STATEMENTS

For the Seven Months Ended June 30, 2005

GOLDRANGE RESOURCES INC.

(A Pre-exploration Stage Company)

INDEX TO FINANCIAL STATEMENTS

Report of Independent Chartered Accountants

Balance Sheet	Exhibit "A"
Statement of Shareholders' Equity	Exhibit "B"
Statement of Operations	Exhibit "C"
Statement of Cash Flows	Exhibit "D"
Notes to Financial Statements	Exhibit "E"

_________________________________

D/ljm/762673.1

Cinnamon Jang Willoughby & Company

Chartered Accountants

A Partnership of Incorporated Professionals

REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

To the Board of Directors and Shareholders of Goldrange Resources Inc.

(A Pre-exploration Stage Company):

We have audited the balance sheet of Goldrange Resources Inc. as at June 30, 2005 and the statements of shareholders' operations and changes in stockholders' equity and cash flows from the date of inception November 29, 2004 to June 30, 2005. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

These financial statements have been prepared assuming the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company has incurred losses and a deficit. These factors raise substantial doubt about the company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, except as stated above, these financial statements present fairly, in all material respects, the financial position of the company as at June 30, 2005 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles in the United States.

/s/ Cinnamon Jang Willoughby & Company Chartered Accountants

Burnaby, BC

August 19, 2005

MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2. Telephone: +1 604 435 4317. Fax: +1 604 435 4319.

HLB Cinnamon Jang Willoughby & Company is a member of International. A world-wide organziation of accounting firms and business advisors.

Exhibit "A"

GOLDRANGE RESOURCES INC.

(A Pre-exploration Stage Company)

(U.S. Dollars)

Balance Sheet

June 30, 2005

Assets	June 30, 2005	March 31, 2005

Current:
Cash	$85,307	$104,576
Prepaid expenses	5,120	-

	$90,427	$104,576

Liabilities

Current:
Accounts payable and accrued liabilities	$3,000	$8,000
Due to a shareholder (Note 5)	694	40

	3,694	8,040

Stockholders' Equity

Capital Stock:
Authorized -
50,000,000 common shares with par value of $0.001 each
Issued and outstanding -
8,050,000 Common shares	8,050	8,050
Capital in excess of par value	100,450	100,450

	108,500	108,500
Deficit accumulated during the pre-exploration stage, per Exhibit "B"	(21,767)	(6,870)

	86,733	101,630

	$90,427	$109,670

Approved by the Directors:

/s/ Steve Bajic

/s/ John Hiner

Exhibit "B"

GOLDRANGE RESOURCES INC.

(A Pre-exploration Stage Company)

(U.S. Dollars)

Statement of Operations

For the Three Months Ended June 30, 2005 and the Year Ended March 31, 2005

	For the Three Months Ended June 30, 2005	November 29, 2004 (Date of Inception) to March 31, 2005

Revenue	$275	$-

Expenses:
Accounting and legal	-	4,491
Office and miscellaneous	583	40
Management fees	9,000	2,000
Travel	495	339

	10,078	(6,870)

Net Loss	(9,803)	-
Deficit, beginning	(11,964)	-

Deficit, ending, to Exhibit "A"	$(21,767)	$(6,870)

- See accompanying notes -

Exhibit "C"

GOLDRANGE RESOURCES INC.

(A Pre-exploration Stage Company)

(U.S. Dollars)

Statement of Cash Flows

For the Three Months Ended June 30, 2005 and the Year Ended March 31, 2005

	For the Three Months Ended June 30, 2005	November 29, 2004 (Date of Inception) to March 31, 2005

Operating Activities:
Net Income, per Exhibit "B"	$(21,767)	$(6,870)
Changes in non-cash working capital -
Increase (Decrease) in Accounts payable and accrued liabilities	3,000	-
Increase (Decrease) in amount due to a shareholder	694	40
Increase (Decrease) in Prepaid expenses	(5,120)	-

Cash flows used in operating activities	(23,193)	(6,830)

Financing Activity:
Proceeds from issuance of common shares	108,500	108,500

Cash flows from financing activity	108,500	108,500

Net Increase in Cash	85,307	101,670
Cash, beginning	-	-

Cash, ending	$85,307	$101,670

- See accompanying notes -

Exhibit "D"

GOLDRANGE RESOURCES INC.

(A Pre-exploration Stage Company)

(U.S. Dollars)

Statement of Stockholders' Equity

For the Three Months Ended June 30, 2005 and the Year Ended March 31, 2005

	Common Shares		Capital In Excess of	Deficit Accumulated During the Pre- exploration
	Number	Par Value	Par Value	Stage	Total
Balance, June 30, 2005	8,050,000	$8,050	$100,450	$11,964	$96,536
Net loss for the period	-	-	-	9,803	(12,803)
Balance, June 30, 2005	8,050,000	$8,050	$100,450	$21,767	$83,733

- See accompanying notes -

GOLDRANGE RESOURCES INC.	Exhibit "E"

(A Pre-exploration Stage Company)

(U.S. Dollars)

Notes to Financial Statements

June 30, 2005

1.	Basis of Presentation:

The company was incorporated under the laws of the State of Nevada on November 29, 2004 as Goldrange Resources Inc. The company's principal business activity is the exploration and development of mineral properties.

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to a "going concern" with the assumption that the company will be able to continue in business for the forseeable future, and will realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation. During the period ended June 30, 2005 the company experienced an operating loss, operations of the company have been primarily funded by the issue of share capital. Continued operations of the company are dependent on the company's ability to complete further equity financing or generate profitable operations in the future.

2.	Accounting Policies:

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles accepted in the United States applicable to a going concern and reflect the policies outlined below.

a)	Pre-exploration Stage Company

The company complies with Financial Accounting Standards Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Exchange Act Guide 7 for its characterization of the company as pre-exploration stage.

b)	Mineral Properties -

Costs of lease, acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

c)	Foreign Currency Translation -

Foreign currencies have been converted to U.S. funds at the exchange rates in effect on the dates of the transactions with the exception of current assets and liabilities that have been converted at the year end date.

d)	Income Taxes -

The company uses the assets and liability method of accounting for income taxes pursuant to FAS No. 109 "Accounting for Income Taxes". Under the assets and liability method of FAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

e)	Use of Estimates -

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the company may undertake in the future, actual results may differ from the estimates.

GOLDRANGE RESOURCES INC.	Exhibit "E" - Continued

(A Pre-exploration Stage Company)

(U.S. Dollars)

Notes to Financial Statements

June 30, 2005

3.	Financial Instruments:

The company's financial instruments consist of cash, and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of the financial instruments approximate their carrying values, unless otherwise noted.

4.	Mineral Property:

Gold Creek, British Columbia	$-

Details of Mineral Property:

Gold Creek Property - Kamloops Mining Division, British Columbia -

The Company has entered into an agreement which grants the company the option to purchase a 100% interest in seven mineral claims covering sixty two units in the Gold Creek area of Kamloops, British Columbia.

In order to exercise its option the company must make a cash payment of $10,000 on the first anniversary of the agreement and make a cash payment of $15,000 on the second anniversary of the agreement. The company expended $Nil on exploration during the four months ended June 30, 2005.

5.	Due to a Shareholder
The amount due to a shareholder is unsecured, and bears no interest or fixed terms of repayment.
6.	Deferred Tax Assets

The significant components of the Company's deferred tax assets are as follows:

		June 30, 2005
	Deferred Tax Assets	$21,767
	Non-capital loss carryforward	(21,767)
	Less: valuation allowance for deferred tax asset	$-
7.	Corporate Income Taxes

At June 30, 2005 the company has accumulated non-capital losses totaling $21,767, which are available to reduce taxable income in future taxation years. The potential benefit arising from these losses has been offset with a full valuation allowance. These losses expire in 2025.

GOLDRANGE RESOURCES INC.	Exhibit "D" - Continued

Notes to Financial Statements

June 30, 2005

8)	Related Party Transactions:

	2005	2004

Transactions during the year -
Management Fees	$9,000	$2,000

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

- 45 -

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

D/ljm/762673.1

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

D/ljm/762673.1

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director's duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$108.58
Printing and engraving expenses	$0.00(1)
Accounting fees and expenses	$3,000 (1)
Legal fees and expenses	$20,000 (1)
Transfer agent and registrar fees	$2,000(1)
Fees and expenses for qualification under state securities laws	$0.00
Miscellaneous	$1,000.00(1)
Total	$26,108.58

(1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

On November 29, 2004, we issued 5,000,000 common shares to Steve Bajic at an offering price of $0.001 per share for gross offering proceeds of $5,000 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. Steve Bajic is not a US person as that term is defined in Regulation S. No directed selling efforts were made in the United States by Goldrange Resources, Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not

D/ljm/762673.1

been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

On November 29, 2004, we issued 1,000,000 shares to John Hiner at an offering price of $0.001 per share for gross offering proceeds of $1,000 relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Mr. Hiner has confirmed in writing that he was an accredited investor and represented his intention to acquire the securities for investment purposes and not with a view towards distribution. Appropriate legends were affixed to the stock certificate issued to Mr. Hiner. Mr. Hiner acknowledged that the sale of the securities was not registered under the Securities Act of 1933, and that the securities could not be resold unless such securities were registered under the Securities Act of 1933 or unless an exemption from such registration was available.

On March 31, 2005, we issued 2,050,000 common shares and 4,100,000 share purchase warrants to the following 40 subscribers at an offering price of $0.05 per share for gross offering proceeds of $102,500 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the subscribers were US persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by Goldrange, Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

Name of Stockholder	Number of Shares	Number of Shares Issuable Upon Exercise of all Share Purchase Warrants

Axxia Management & Consulting Ltd.(3)	40,000	80,000
538796 BC Ltd.(4)	160,000	320,000
Violette Baillargeon	14,000	28,000
Ante Bajic, Jr.	100,000	200,000
Ante Bajic, Sr.	50,000	100,000
Jennifer Bajic	100,000	200,000
Kata Bajic	50,000	100,000
Marija Bajic	10,000	20,000
Marko Bajic	100,000	200,000
Martin Bajic	160,000	320,000
Mira Bajic	10,000	20,000
Mirko Bajic	150,000	300,000
Tom Bajic	80,000	160,000
Arthur Baran	10,000	20,000
Bruno Barde	10,000	20,000
Johnny Bevacqua	10,000	20,000
Marija Buljan	40,000	80,000

D/ljm/762673.1

Mark Burchak	10,000	20,000
Tigera Caignon	156,000	312,000
Alan Charlton	20,000	40,000
Rick Chehil	100,000	200,000
Carla Dahlen	10,000	20,000
Michelle DeLeon	10,000	20,000
Tim Fernback	20,000	40,000
Chris Gervais	10,000	20,000
James T. Gillis	10,000	20,000
Marni Gillis	10,000	20,000
Bill Hubbard	10,000	20,000
Jaishrey Kartha	10,000	20,000
Daniel Matwick	40,000	80,000
Dan McFarland	10,000	20,000
Rozana McFarland	20,000	40,000
Paul Proznick	50,000	100,000
Laura Robinson	10,000	20,000
Denny Roman	60,000	120,000
Mark Suyama	20,000	40,000
Elizabeth Torry	10,000	20,000
Brigita Traversa	170,000	340,000
Joe Traversa	180,000	360,000
Laurence Waidmann	10,000	20,000
Total:	2,050,000	4,100,000

Item 27 EXHIBITS

The following Exhibits are filed with this Prospectus:
Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
10.1	Form of Subscription Agreement with Steve Bajic and John Hiner
10.2	Form of Subscription Agreement with the following investors:
Axxia Management & Consulting Ltd.
538796 BC Ltd.
Violette Baillargeon
Ante Bajic, Jr.
Ante Bajic, Sr.
Jennifer Bajic
Kata Bajic
Marija Bajic
Marko Bajic

D/ljm/762673.1

Martin Bajic
Mira Bajic
Mirko Bajic
Tom Bajic
Arthur Baran
Bruno Barde
Johnny Bevacqua
Marija Buljan
Mark Burchak
Tigera Caignon
Alan Charlton
Rick Chehil
Carla Dahlen
Michelle DeLeon
Tim Fernback
Chris Gervais
James T. Gillis
Marni Gillis
Bill Hubbard
Jaishrey Kartha
Daniel Matwick
Dan McFarland
Rozana McFarland
Paul Proznick
Laura Robinson
Denny Roman
Mark Suyama
Elizabeth Torry
Brigita Traversa
Joe Traversa
Laurence Waidmann
10.3	Letter Agreement dated February 15, 2005 with Navasota Resources Ltd.
23.1	Consent of Cinnamon Jang Willoughby & Co., Chartered Accountants

D/ljm/762673.1

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1)     file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a)	any prospectus required by Section 10(a)(3) of the Securities Act;

(b)     reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)      any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)     for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)     remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

D/ljm/762673.1

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on September 7, 2005.

GOLDRANGE RESOURCES, INC.

/s/ Steve Bajic

By: Steve Bajic, President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated:	September 7, 2005

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Steve Bajic as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Steve Bajic

By: Steve Bajic, President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: September 7, 2005

/s/ John Hiner

By: John Hiner, Director

Dated: September 7, 2005